Exhibit 10.44

[LETTERHEAD OF CAREY AGRI INTERNATIONAL POLAND SP. Z O.O.]

Warsaw, 12 November 2009

To:	Bank Handlowy w Warszawie S.A.
ul. Senatorska 16
00-923 Warszawa
as Arranger, Lender, Agent and Security Agent (“Citibank”)

Re: Carey Agri International-Poland Sp. z o.o. – USD 40,000,000.00 Facility Agreement dated 2 July 2008 (the “Facility Agreement”)

Dear Sirs,

As you are aware our sole shareholder Central European Distribution Corporation (“CEDC”) intends to take various steps in connection with a refinancing. You have been provided with and have reviewed the following documents and other information provided by CEDC in respect of CEDC’s refinancing plans (the “Transaction Documents”):

(i)	the draft dated 11 November 2009 of the summary of the intended new high yield bond transaction (the “New Bond”) (document reference LN-494899-1);

(ii)	the draft dated 11 November 2009 of the sources and uses of funds to be raised by CEDC in a proposed equity offering and offering of the New Bonds (document reference MX-7001N-20091111-165832);

(iii)	the draft dated 11 November 2009 of the intended funds flow and inter-company loans (document reference LN-494909-1) ;

(iv)	the draft dated 11 November 2009 setting out the terms and conditions of the New Bond (the “Description of Notes”), which will form the basis for part of a new indenture (the “New Indenture”) as to which Deutsche Bank will be Trustee (document reference 38048380-19) ;

(v)	the draft dated 11 November 2009 of the summary description of the proposed transaction with affiliates of Lion Capital LLP (the “Russian Alcohol Transaction”) (including the deferred payments to be made thereunder) (document reference NY2-2041867);

(vi)	the draft dated 11 November 2009 of a proposed intercreditor agreement between us and the Trustee in respect of the security (document reference LN-494840-4),

and have had the opportunity to ask questions about the same with CEDC.

In agreeing to the terms of this letter agreement you understand and agree that all of the security (the “Existing Security”) currently provided for your benefit in relation to the Facility Agreement (set out in Schedule 1 hereto) will, as a result of the transactions contemplated by the Transaction Documents, be provided for the benefit of the holders of the New Bonds, on a pari passu basis.

Capitalized terms used in this letter agreement shall have the same meaning as provided in the Facility Agreement, unless explicitly provided otherwise herein.

In agreeing to the terms of this letter agreement you agree, for the purposes of the Facility Agreement, that:

(1)	no action contemplated to be taken in respect of the Transaction Documents, or otherwise related thereto, or any modification thereof that may be undertaken in connection therewith, including without limitation the New Indenture, New Bond and the Russian Alcohol Transaction, or the failure to take any action or complete any steps provided in the Facility Agreement in respect of the Transaction Documents or the satisfaction and discharge (and deposit of funds sufficient to redeem the existing high yield notes into trust in respect thereof) and the redemption of the existing high yield notes shall be in violation of, or constitute a default or event of default under, the Facility Agreement;

(2)	notwithstanding anything in the Facility Agreement to the contrary, no provision thereof shall limit or prohibit in any way any action or transaction taken or document entered into in respect of or relation to the Transaction Documents, no provision of the Facility Agreement shall require any person to take any action the result of which would be in violation of, or constitute a default or event of default under, the Facility Agreement, and in the event of a conflict between the Facility Agreement and the New Indenture, we agree that the New Indenture shall control and shall take priority;

(3)	you will take all steps reasonably necessary to effect the sharing of the Existing Security as contemplated hereby and in respect of the Transaction Documents;

provided that (i) the Financial Indebtedness arising under the New Bond does not exceed $950,000,000; (ii) the Finance Parties under the Facility Agreement will, after giving effect to the actions and transactions contemplated hereby and by the Transaction Documents, be senior secured creditors on a pari passu basis with the holders of the New Bond, in the security listed on Schedule 1 hereto; (iii) the Guarantors’ obligations shall be in form and substance consistent with the ones existing at the date of this letter agreement and (iv) Citigroup remains a joint bookrunner on the offering of the New Bonds.

In addition to the above the parties to this letter agreement hereby agree as follows:

1.	They shall cooperate in good faith and do all acts and things reasonably necessary or desirable in order to release and replace the Existing Security (and if necessary the Guarantors’ grant of their obligations), consistent with the New Indenture.

2.	They shall cooperate in good faith and do all acts and things reasonably necessary or desirable in order to execute an amendment and restatement agreement relating to the Facility Agreement and any related intercreditor agreement, all in form and substance consistent with the New Indenture. The commercial terms of the Facility Agreement shall not be changed. In particular but without limitation, the parties shall accordingly amend the following clauses of the Facility Agreement:

(a)	Definitions of Permitted Financial Indebtedness, Permitted Security and Permitted Transactions;

(b)	Clause 1.4 (Construction Consistent with the Indenture);

(c)	Clause 22 (Financial Covenants), except for clause 22.2.1 (the New Leverage Ratio), which will remain unchanged and effective. Clause 22.2.2 (the Consolidated Coverage Ratio) shall be replaced by the Fixed Charge Coverage Ratio at the level not lower than 2x.

(d)	Schedule 6 to the Agreement – Existing Security;

(e)	Schedule 7 to the Agreement – CEDC Group Undertakings (Based on Indenture).

3.	They shall use their best efforts to execute the amended and restated agreement reflecting the provisions of this letter agreement as soon as reasonably possible after the final execution of the New Indenture, and in any case by 31 January 2010. The validity of the foregoing waivers and agreements in respect of the Facility Agreement and the Intercreditor Agreement shall not be affected whether or not such an amendment and restatement is entered into, provided that in the event that the New Bonds are not issued prior to or on 31 January 2010 the foregoing waivers and agreements shall cease to be valid.

4.	Pursuant to Clause 18.2 (Amendment Costs), in relation to the negotiation, preparation and execution of this letter agreement, any Transaction Document and the completion of the transactions herein contemplated (including the amendments to the Facility Agreement and the Existing Security and their registration with appropriate courts) the Lender shall be reimbursed by the Borrower for the amount of costs and expenses agreed in advance between the parties acting in good faith.

5.	This letter agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy thereof.

6.	This letter agreement is governed by Polish law.

If the terms of this letter agreement are satisfactory, please indicate your acceptance by signing a copy hereof in the place indicated below and returning it to our office.

Acting in the name of Carey Agri International-Poland Sp. z o.o. as Borrower and Obligors’ Agent:

William Vernon Carey	President of the Management Board	/s/ William V. Carey 12/11/2009
Name	Position	Date and signature

We hereby agree to this letter agreement.

Acting in the name of Bank Handlowy w Warszawie S.A. as Arranger, Lender, Agent and Security Agent:

Sebastian Perczak	Director	/s/ Sebastian Perczak 12/11/2009
Name	Position	Date and signature

Malogorzata Okuń	Director	/s/ Małogorzata Okuń 12/11/2009
Name	Position	Date and signature

Enclosure 1

Existing Security1

•	Financial pledge over 947220 shares in Carey Agri International-Poland Sp. z o.o.;

•	Registered pledge over 947220 shares in Carey Agri International-Poland Sp. z o.o.;

•	Financial pledge over 48349 shares in Carey Agri International-Poland Sp. z o.o.;

•	Registered pledge over 48349 shares in Carey Agri International-Poland Sp. z o.o.;

•	Financial pledge over 47065 of shares in Bols Sp. z o.o.; and

•	Registered pledge over 47065 of shares in Bols Sp. z o.o.

[1]	Existing Security also contain rights to a submission to execution, which ease the enforcement of security under Polish law